           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer SMA Core Bond Fund:

     We consent to the use in this  Registration  Statement of  Oppenheimer  SMA
Core Bond Fund,  of our report dated May 23, 2007,  included in the Statement of
Additional Information, which is part of such Registration Statement, and to the
reference  to  our  firm  under  the  heading  "Independent   Registered  Public
Accounting Firm" appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
June 22, 2007